Exhibit 32.2

             CERTIFICATION OF FINANCIAL STATEMENTS

Pursuant to 18 U.S.C. 63 1350, the Chief Financial Officer of
Art's-Way Manufacturing Co., Inc. (the "Company"), hereby certify that this Form 10-K and the financial statements thereto fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.

By: /s/ John C. Breitung

Name: John C. Breitung
Chief Financial Officer

Date 2/23/04